LEASE MODIFICATION AGREEMENT (LMA)

Agreement (this "Agreement") dated as of September 13, 2011 between 600 Long Beach LLC, a Connecticut limited liability company having an office at 300 Long Beach Boulevard, Stratford, CT 06615 (hereinafter called "Owner"); and St. Acquisition Company, a Connecticut corporation having an office at 500 Long Beach Boulevard Stratford, CT 06615 (hereinafter called "Tenant").

RECITALS:

A. The parties entered into a lease dated August 12, 2009 and a Lease Modification Agreement dated April 5, 2010 covering the premises at 600 Long Beach Boulevard, Stratford, CT. Said lease, as amended to date, is herein called the "Lease".

B. Tenant desires to lease the additional 12,900 square feet adjacent to its 33,675 square foot demised premises (the "Premises") sooner than its current right to occupy this space in July 31, 2012.

C. The Owner represents to the Tenant, and the Tenant represents to the Owner, for each of their respective companies that the names have not changed and that they are in good standing and authorized to do business in Connecticut.

NOW, THEREFORE, for good consideration the parties agree as follows:

    Owner shall deliver the additional 12,900 square feet (shown on Lease Exhibit A-1) to Tenant within ten (10) days of its receipt of this Agreement signed by Tenant. As of October 1, 2011, (a) the Premises shall be 46,575 square feet, (b) the attached Exhibits A-2 and D-2 shall replace Lease Exhibits A-1 and D-1, respectively, (c) Tenant's additional rent due per Lease articles 36 and 38 shall be equitably adjusted to reflect Tenant's occupancy of 59.03% of the building and (d) Tenant's Annual Fixed Rent due per paragraph 63.b of the Lease shall be $360,956.25 payable in equal monthly installments.
    In advance of Owner delivering this 12,900 square foot space to Tenant, Owner shall perform work in the 12,900 square feet as specified on Lease Exhibit D-2.

3. Tenant shall have the one time right to vacate the 12,900 square foot space on or before February 29, 2012, provided that it delivers written notice to Owner at least thirty (30) days in advance of the date Tenant specifies in its notice as the date it plans to vacate the 12,900 square feet. To the extent that Tenant does provide said written notice as discussed above and does vacate the 12,900 square feet on or before February 29, 2012 then: i) the Lease and all payments due to Owner shall be equitably adjusted so as not to give effect to Section 1 of this Agreement as of the day after a) the date specified in the notice or b) the day after Tenant vacates the 12,900 square feet, whichever is later, ii) Tenant shall have no further obligations associated with the 12,900 square feet, provided that the space is returned to the Owner in the same condition it was delivered to Tenant, normal wear and tear accepted and iii) Tenant shall have no existing or future First Right of Refusal to lease the 12,900 square feet. If Tenant fails to deliver such written notice as stated above to Owner on or before January 30, 2012, then this right shall automatically terminate on January 30, 2012 and no longer be available to Tenant.

    Lease Exhibit G, the Guaranty, remains in full force and effect upon the execution of this Agreement. Tenant has provided Teavana Holdings, Inc, the Guarantor, with copies of this Agreement by Tenant and discussed the changes made by this Agreement with Guarantor prior to executing this Agreement.
    Tenant is now represented by Cushman & Wakefield of Connecticut, Inc. as its Broker, and Owner agrees to compensate fully Cushman & Wakefield of Connecticut, Inc. as governed by a separate agreement.
    Miscellaneous.
      Except as modified by this Agreement, the terms and conditions of the Lease shall remain in full force and effect and are hereby in all respects ratified and confirmed.
      The covenants, terms and conditions contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors, and, except as may otherwise be provided in the Lease, their respective assigns.
      This Agreement may not be changed orally, but only by a writing signed by the party against whom enforcement thereof is sought.

[THE REMAINDER OF THIS PAGE IS INTETIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

FOR: 600 LONG BEACH, LLC

BY: Stratford Land Development Company Limited Partnership

Its: Managing Member

BY: The Stratford Industrial Corporation

Its: General Partner

BY: /s/ James R. Caissy

James R. Caissy

Its: President

FOR: St Acquisition Company

BY: /s/ Juergen Link

Juergen Link

Its: President

STATE OF CONNECTICUT )

) Stratford
COUNTY OF FAIRFIELD )

The foregoing instrument was acknowledged before me this 13th day of September 2011 by Juergen Link, its President on behalf of St. Acquisition Company a Connecticut corporation, on behalf of the corporation.

_/s/ Yolanda Mitchell____________

Notary Public

My Commission Expires: 5-31-15

STATE OF CONNECTICUT )

) Stratford
COUNTY OF FAIRFIELD )

The foregoing instrument was acknowledged before me this 13th of September 2011 by James R. Caissy, manager on behalf of 600 Long Beach, LLC a Connecticut limited liability company, on behalf of the company.
_/s/ Yolanda Mitchell___________

Notary Public

My Commission Expires: 5-31-15

EXHIBIT A-2

RAMP
CURRENT TEAVANA
12,900
10,000 SF
CURRENT
TEAVANA
23,675 SF
CORT
32,325 SF
600 LONG BEACH

EXHIBIT D-2

8' x 10'
dock door
OWNERS WORK
1. ADD MOTION SENSORS TO EXISTING LIGHTING
2. REPAIR DOCK DOOR FROM LEAKS
12,900
52'